UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2875 Needmore Road, Dayton, Ohio		45414
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of REX American Resources Corporation (“REX”) was held on June 7, 2011, at which the following matters were submitted to a vote of shareholders:

1. Election of eight directors.

Nominee	For	Withheld

Stuart A. Rose	7,490,838	253,421
Lawrence Tomchin	7,510,317	233,942
Robert Davidoff	7,065,218	679,041
Edward M. Kress	7,403,815	340,444
Charles A. Elcan	5,620,518	2,123,741
David S. Harris	7,448,946	295,313
Mervyn L. Alphonso	7,533,908	210,351
Lee Fisher	7,550,348	193,911

2. Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

7,306,467	39,048	398,743	0

3. Advisory vote on frequency of the advisory vote on executive compensation.

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

3,983,004	21,915	3,342,101	397,238	0

In light of the voting results as to the frequency of the advisory vote on executive compensation, REX has decided that it will include a shareholder vote on executive compensation in its proxy materials every three years. REX is required to hold an advisory vote on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 9, 2011	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance, Chief Financial Officer and Treasurer